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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 13, 2008

                           Global Resource Corporation
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             (Exact name of registrant as specified in its charter)

          NEVADA                  000-50944                      84-1565820
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(State or other jurisdiction     (Commission                   IRS Employer
     of incorporation)           File Number)               Identification No.)

          408 BLOOMFIELD DRIVE, UNIT #3, WEST BERLIN, NEW JERSEY 08091
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (856) 767-5661
                                 --------------

          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On August 13, 2008, Frank G. Pringle, Chairman of Global Resource Corporation (the "COMPANY") converted all shares of convertible preferred stock of the Company held by him into shares of common stock of the Company ("COMMON STOCK") and on the same date entered into a into a Stock Redemption Agreement (the "AGREEMENT") with the Company, under which the Company redeemed six million six hundred thousand (6,600,000) shares of Common Stock from Mr. Pringle for an aggregate purchase price of One Million Six Hundred and Fifty Thousand Dollars.

Item 5.02 Election of Directors; Appointment of Certain Officers.

      Effective August 13, 2008, the Company promoted Jeffrey Kimberly from Chief Operating Officer to President. Frank G. Pringle resigned as President of the Company effective January 1, 2008, and as of August 13, 2008, no longer serves as Chief Executive Officer. On August 13, 2008, the Company promoted Wayne Koehl from Executive Vice President of Business Development and Finance to Chief Operating Officer in order to replace Jeffrey Kimberly. Jeffrey J. Andrews will continue to serve as Chief Financial Officer. In connection with the appointments listed above, the Company intends to enter into employment contracts or amendments to existing employment contracts with the employee officers listed above in the near future once the terms of these contracts are finalized. Frank G. Pringle will continue to serve as Chairman.

      On August 13, 2008 and pursuant to Section 2, Article III of the Amended and Restated Bylaws of the Company (the "BYLAWS"), the Company's Board of Directors (the "BOARD") voted to increase the number of directors of the Company from five (5) to seven (7). In connection with the increase in the number of directors and pursuant to Section 5, Article III of the Bylaws, Peter Worthington and Paul Sweeney were elected by the Board to fill the vacancies created by the increase.

      Mr. Sweeney is a qualified independent financial advisor, with over eighteen (18) years experience in the financial sector, having worked as a former bank manager with National Irish Bank. Mr. Sweeney has also worked as an Investment Manager with Bank of Ireland where he was awarded the coveted national award as Investment Manager of the Year for portfolio investments.

      Mr. Worthington has extensive business and executive experience in the international financial and global resources markets. Mr. Worthington has held numerous executive positions including as CEO designate of AIM listed upstream petroleum company, Vice-President, Global Business Development of BHP Billiton Petroleum (London) and Vice-President, Algeria Assets, of BHP Billiton (London / Algiers, Algeria).

      Mr. Sweeney has purchased shares of Common Stock since the beginning of the Company's fiscal year.

Item 9.01 Financial Statements and Exhibits

Exhibit No.                Description.
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10.1                       Stock Redemption Agreement dated August 13, 2008 by
                           and between the Company and Frank G. Pringle

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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        Global Resource Corporation


Date August 18, 2008                    /s/ Jeffrey Kimberly
                                        ----------------------------------------
                                        Jeffrey Kimberly
                                        President